UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2018

Golub Capital BDC 3, Inc.
(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 666 Fifth Avenue, 18th Floor, New York, NY 10103_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.
On September 26, 2018, Golub Capital BDC 3, Inc. (the “Company”) entered into an amendment (the "SMBC Revolver Amendment") to the documents governing the revolving credit facility dated as of March 16, 2018 by and among the Company and Sumitomo Mitsui Banking Corporation ("SMBC") as the administrative agent, sole lead arranger and sole manager (as amended, the "SMBC Revolver"). The SMBC Revolver Amendment, among other things, increased the borrowing capacity under the SMBC Revolver from $70 million to $110 million. The SMBC Revolver Amendment was effective as of September 26, 2018.
The description above is only a summary of the material provisions of the SMBC Revolver Amendment and is qualified in its entirety by reference to a copy of the Amended and Restated Revolving Credit Note, dated as of September 26, 2018, from the Company to SMBC, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

10.1	Second Amended and Restated Revolving Credit Note, dated as of September 26, 2018, from Golub Capital BDC 3, Inc. to Sumitomo Mitsui Banking Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC 3, INC.

Date: September 28, 2018	By: /s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer